SUB-ITEM 77Q1(E)

                            MEMORANDUM OF AGREEMENT
                             (ADVISORY FEE WAIVERS)

         This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit (the "Exhibit"), between AIM Equity Funds, AIM Funds Group, AIM Investment Funds, AIM Sector Funds, AIM Stock Funds, AIM Treasurer's Series Trust and AIM Variable Insurance Funds (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibit to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM"). This Memorandum of Agreement restates the following: (i) Amended and Restated Memorandum of Agreement dated July 1, 2006, between AIM Counselor Series Trust, AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Mutual Funds, AIM Investment Funds, AIM Investment Securities Funds, AIM Sector Funds, AIM Special Opportunities Funds, AIM Stock Funds, AIM Summit Fund, AIM Treasurer's Series Trust, AIM Variable Insurance Funds and AIM; (ii) Memorandum of Agreement as of the effective dates indicated on the Exhibit between AIM Counselor Series Trust, AIM Special Opportunities Fund and AIM; and (iii) Memorandum of Agreement as of the effective dates indicated on the Exhibit between AIM Funds Group, AIM International Mutual Funds, AIM Treasurer's Series Trust, AIM Variable Insurance Funds and AIM. AIM shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibit.

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIM agree that until at least the expiration date set forth on the Exhibit (the "Expiration Date") and with respect to those Funds listed on the Exhibit, AIM will waive its advisory fees at the rate set forth on the Exhibit.

         The Boards of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. AIM will not have any right to reimbursement of any amount so waived or reimbursed.

         Subject to the foregoing paragraphs, each of the Trusts and AIM agree to review the then-current waivers for each class of the Funds listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and AIM have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

         It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

IN WITNESS WHEREOF, each of the Trusts and AIM have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibit.


                                AIM EQUITY FUNDS
                                AIM FUNDS GROUP
                                AIM INVESTMENT FUNDS
                                AIM SECTOR FUNDS
                                AIM STOCK FUNDS
                                AIM Treasurer's Series Trust
                                AIM VARIABLE INSURANCE FUNDS
                                on behalf of the Funds listed in the Exhibit to this Memorandum of Agreement

                                By:    /s/ John M. Zerr
                                       ----------------------------------------
                                Title: Senior Vice President


                                A I M ADVISORS, INC.

                                By:    /s/ John M. Zerr
                                       ----------------------------------------
                                Title: Senior Vice President


----------------------------------------------------------------------------------------------------------------------
                           EXHIBIT TO ADVISORY FEE MOA
----------------------------------------------------------------------------------------------------------------------
     AIM EQUITY FUNDS                        WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Charter Fund            AIM will waive advisory fees to the extent                1/1/2005          12/31/2012
                            necessary so that advisory fees AIM receives do not
                            exceed the annualized rates listed below.
                            0.75% of the first $150M 0.615% of the next $4.85B
                            0.57% of the next $2.5B 0.545% of the next $2.5B
                            0.52% of the excess over $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM                         Constellation Fund AIM will waive advisory fees to
                            the extent 3/27/2005 12/31/2012 necessary so that
                            advisory fees AIM receives do not exceed the
                            annualized rates listed below.
                            0.695% of the first $250M 0.615% of the next $4B
                            0.595% of the next $750M 0.57% of the next $2.5B
                            0.545% of the next $2.5B 0.52% of the excess over
                            $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
     AIM FUNDS GROUP                         WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Basic Balanced Fund     AIM will waive advisory fees to the extent                1/1/2005          12/31/2012
                            necessary so that advisory fees AIM receives do not
                            exceed the annualized rates listed below.
                            0.62% of the first $250M 0.605% of the next $250M
                            0.59% of the next $500M 0.575% of the next $1.5B
                            0.56% of the next $2.5B 0.545% of the next $2.5B
                            0.53% of the next $2.5B 0.515% of the excess over
                            $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------


--------------------------- ----------------------------------------------------- ------------------ -----------------
   AIM INVESTMENT FUNDS                      WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Global Health Care      AIM will waive advisory fees to the extent                1/1/2005          12/31/2009
                            necessary so that advisory fees AIM receives do not
Fund                        exceed the annualized rates listed below.
                            0.75% of the first $250M
                            0.74% of the next $250M
                            0.73% of the next $500M
                            0.72% of the next $1.5B
                            0.71% of the next $2.5B
                            0.70% of the next $2.5B
                            0.69% of the next $2.5B
                            0.68% of the excess over $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
     AIM SECTOR FUNDS                        WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Gold & Precious         AIM will waive advisory fees to the extent                1/1/2005          6/30/2008
                            necessary so that advisory fees AIM receives do not
Metals Fund                 exceed the annualized rates listed below.
                            0.75% of the first $250M
                            0.74% of the next $250M
                            0.73% of the next $500M
                            0.72% of the next $1.5B
                            0.71% of the next $2.5B
                            0.70% of the next $2.5B
                            0.69% of the next $2.5B
                            0.68% of the excess over $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Utilities Fund          AIM will waive advisory fees to the extent                1/1/2005          6/30/2008
                            necessary so that advisory fees AIM receives do not
                            exceed the annualized rates listed below.
                            0.75% of the first $250M 0.74% of the next $250M
                            0.73% of the next $500M 0.72% of the next $1.5B
                            0.71% of the next $2.5B 0.70% of the next $2.5B
                            0.69% of the next $2.5B 0.68% of the excess over
                            $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------


---------------------------- ---------------------------------------------------- ------------------ -----------------
      AIM STOCK FUNDS                        WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM S&P 500 Index Fund       AIM will waive advisory fees to the extent               1/1/2005          6/30/2008
                             necessary so that advisory fees AIM receives do
                             not exceed the annualized rates listed below.
                             0.25% of the first $250M 0.24% of the next $250M
                             0.23% of the next $500M 0.22% of the next $1.5B
                             0.21% of the next $2.5B 0.20% of the next $2.5B
                             0.19% of the next $2.5B 0.18% of the excess over
                             $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
  AIM TREASURER'S SERIES                     WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
           TRUST
---------------------------- ---------------------------------------------------- ------------------ -----------------
Premier Portfolio            AIM will waive advisory fees in the amount of            2/25/2005         6/30/2008
                             0.08% of the Fund's average daily net assets
---------------------------- ---------------------------------------------------- ------------------ -----------------
Premier U.S. Government      AIM will waive advisory fees in the amount of
Money Portfolio              0.08% of the Fund's average daily net assets             2/25/2005         6/30/2008
---------------------------- ---------------------------------------------------- ------------------ -----------------
  AIM VARIABLE INSURANCE                     WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
           FUNDS
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Basic Balanced     AIM will waive advisory fees to the extent               1/1/2005          12/31/2009
                             necessary so that advisory fees AIM receives do
Fund                         not exceed the annualized rates listed below.
                             0.62% of the first $150M
                             0.50% of the next $4.85B
                             0.475% of the next $5B
                             0.45% of the excess over $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Capital            AIM will waive advisory fees to the extent               5/1/2006          12/31/2009
                             necessary so that advisory fees AIM receives do
Appreciation Fund            not exceed the annualized rates listed below.
                             0.695% of the first $250M
                             0.625% of the next $750M
                             0.62% of the next $1.5B
                             0.595% of the next $2.5B
                             0.57% of the next $2.5B
                             0.545% of the next $2.5B
                             0.52% of the excess over $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------


---------------------------- ---------------------------------------------------- ------------------ -----------------
  AIM VARIABLE INSURANCE                     WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
     FUNDS - CONTINUED
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Capital            AIM will waive advisory fees to the extent               1/1/2005          4/30/2009
                             necessary so that advisory fees AIM receives do
Development Fund             not exceed the annualized rates listed below.
                             0.745% of the first $250M
                             0.73% of the next $250M
                             0.715% of the next $500M
                             0.70% of the next $1.5B
                             0.685% of the next $2.5B
                             0.67% of the next $2.5B
                             0.655% of the next $2.5B
                             0.64% of the excess over $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Core Equity Fund   AIM will waive advisory fees to the extent               1/1/2005          12/31/2009
                             necessary so that advisory fees AIM receives do
                             not exceed the annualized rates listed below.
                             0.695% of the first $250M 0.67% of the next $250M
                             0.645% of the next $500M 0.62% of the next $1.5B
                             0.595% of the next $2.5B 0.57% of the next $2.5B
                             0.545% of the next $2.5B 0.52% of the excess over
                             $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------